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                                    CONSENT

We have issued our report dated March 7, 1997, accompanying the financial statements of Innovus Corporation and Subsidiary incorporated by reference or included in the Annual Report of Innovus Corporation and Subsidiary on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Innovus Corporation and Subsidiary on Form S-3 (File No. 333-16295 effective December 17, 1996).

                                       GRANT THORNTON LLP

Salt Lake City, Utah
April 11, 1997